Exhibit 99.1

Forward Industries Grows SOL Holdings to approximately 8.7 Million SOL, Increasing SOL per Share to 0.0824

SOL per Share Up 2.3% since September 30, 2026, approximately 21% on an annualized basis.

AUSTIN, TX, November 10, 2026 – Forward Industries, Inc. (NASDAQ: FWDI) (the “Company” or “Forward”), the leading Solana treasury company, today provided a mid-quarter update on its SOL treasury strategy for its fiscal first quarter of 2027, which began October 1, 2026. From October 1, 2026 through November 9, 2026, Forward increased its SOL and SOL equivalent holdings by 226,396 SOL, or 2.7%, from 8,501,298 as of September 30, 2026 to 8,727,694 as of November 9, 2026, representing approximately 1.5% of Solana’s circulating supply.1 The SOL added during the period came at an average cost of $75 per SOL.2

SOL per share on a fully diluted basis increased to 0.0824 as of November 9, 2026, from 0.0806 as of September 30, 2026, representing growth of 2.3% over the 40-day period, or approximately 21% on an annualized basis.3

●	In addition to continued SOL and SOL per share growth, Forward announced multiple strategic developments:
●	Secured a $50 million credit facility at an interest rate of SOFR + 150 basis points (Floored at SOFR at Origination Date) and with a term of two years. The facility is provided by a federally chartered, FDIC-insured national bank, and is secured by SOL held in Forward’s treasury. The longer-dated, two-year facility lets Forward borrow against its SOL while the pledged collateral remains staked and continues to earn native staking yield, with no rehypothecation. Forward intends to use the proceeds to accelerate its SOL++ strategy.
●	Committed up to $50 million to USHP, which Forward believes is the first tokenized liquid index product tracking U.S. home prices, co-anchoring its $100 million launch. Through USHPi, USHP’s income-bearing token, Forward expects to earn U.S. dollar income sourced from the housing market, which it intends to direct toward SOL accumulation. Forward intends to work with USHP to expand to Solana in 2027. In connection with its commitment, Forward also acquired a strategic minority interest in Index Industries, along with warrants to acquire additional Index Industries equity.
●	Added Barclays as a sales agent to Forward’s at-the-market (“ATM”) equity offering program, alongside Cantor, broadening Forward’s access to institutional demand as it continues to grow SOL per share.

“Just six weeks into the quarter, we have increased SOL per share by 2.3% and added approximately 226,000 SOL to our holdings, marking a strong start to our fiscal year,” said Ryan Navi, Chief Investment Officer of Forward Industries. “We are also putting our all-weather SOL++ strategy into action, securing a $50 million credit facility and allocating capital to USHP. These steps advance our vision to build the ‘Berkshire Hathaway of Solana’ by growing SOL per share and creating durable value for shareholders.”

Quarter-to-Date Summary

	September 30, 2026		November 9, 2026
SOL and SOL equivalents	8,501,298		8,727,694
Percent of SOL circulating supply	~1.4%		~1.5%
SOL per fully diluted share	0.0806		0.0824
Fully diluted shares outstanding	105,535,801		105,933,854
Common shares outstanding	76,288,215		76,288,215
Cash and marketable securities	$7,292,000		$5,247,704
Institutional debt outstanding	$167,500,000		$187,500,000
Net asset value	$870,382,702		$600,251,077
mNAV (fully diluted)	0.946	x	0.976	x

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Capitalization Table

The tables below present Forward’s net asset value and capitalization as of November 9, 2026. Figures are preliminary and unaudited and are provided as a mid-quarter update.4

Net Asset Value Calculation	Quantity	Price	Value ($)
Total FV of SOL Treasury*	8,727,694	$86.61	$755,905,553
Other digital assets – FV	42,741,109	Various	$26,597,820
Cash & Marketable Securities	$5,247,704	$1.00	$5,247,704
Institutional debt	$(187,500,000)	$1.00	$(187,500,000)
Total net asset value			$600,251,077

* Includes SOL, fwdSOL, pledged SOL, and excludes borrowed SOL

Capitalization Table	Quantity	Price	Market Cap ($)	NAV/Sh	mNAV
Common shares	76,288,215	$5.53	$421,873,829	$7.87	0.703	x
In-the-money warrants – vested	12,272,101	$0.00
In-the-money options – vested	449,010	$4.86
In-the-money options – unvested	240,000	$4.98
Restricted stock units – unvested	1,050,996
In-the-money fully diluted share count	90,300,322	$5.53	$499,360,781	$6.65	0.832	x
Advisor and lead investor warrants	13,376,388	$0.01
Out-of-the-money warrants – vested	111,111	$6.50
Out-of-the-money options – vested	199,103	$15.22
Out-of-the-money options – unvested	1,071,606	$12.97
Performance stock units – unvested	875,324
Fully diluted share count	105,933,854	$5.53	$585,814,213	$5.67	0.976	x

Notes

1 “SOL Holdings” and “SOL and SOL equivalents” includes SOL, fwdSOL, and pledged SOL; and excludes borrowed SOL.

2 Average cost reflects purchased SOL and SOL earned through staking, and ascribes no cash cost to SOL earned through staking.

3 SOL per share on a fully diluted basis is total SOL and SOL equivalents divided by fully diluted shares outstanding. Because this update covers a partial quarter, annualized growth is the percentage change since September 30, 2026 multiplied by 365 and divided by the number of days in the period.

4 Figures are preliminary and unaudited. Figures as of September 30, 2026 remain subject to completion of the Company’s annual audit. Net asset value is the fair value of treasury and other assets less institutional debt. mNAV is the FWDI share price divided by net asset value per share.

About Forward Industries, Inc.

Forward Industries, Inc. (NASDAQ: FWDI) is a Solana focused digital asset treasury company, with the strategy to buy, hold, stake, trade, invest in, and grow SOL and SOL related digital assets, protocols and businesses. Forward’s mission is to expand and strengthen the Solana ecosystem by acquiring and staking SOL and engaging with, providing tools to and investing in the Solana network, Solana developers and Solana related projects in order to increase shareholder value. In connection with a private placement transaction in September 2025, Forward launched a digital asset treasury strategy supported by industry leading investors and operating partners including Galaxy Digital and Jump Crypto. For more information on the Company’s Solana treasury strategy, visit www.forwardindustries.com.

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Cautionary Statement Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. These forward-looking statements generally can be identified by the use of words such as “anticipate,” “expect,” “plan,” “could,” “may,” “will,” “believe,” “estimate,” “forecast,” “goal,” “project,” “target,” “intend,” “potential,” “should,” “continue,” and other words of similar meaning. These forward-looking statements address various matters including statements relating to the Company’s SOL treasury strategy and its ability to grow SOL and SOL per share, the Company’s plan for value creation and strategic advantages, the Company’s expectations regarding the Solana ecosystem and the market for tokenized real-world assets, the Company’s use of proceeds from its credit facility, the performance of the Company’s investments, including its commitment to USHP and its investment in Index Industries, market size and growth opportunities. Each forward-looking statement contained in this press release is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statement. Applicable risks and uncertainties include, among others: the failure to realize the anticipated benefits of the digital asset treasury strategy; the extreme volatility of the price of Solana and other digital assets, including the risk of rapid and substantial declines or increases in price; the risk that preliminary and unaudited financial and operating information included in this press release (including information as of September 30, 2026) may change in connection with the completion of the Company’s annual audit or its quarterly closing procedures; the volume and timing of sales under the at-the-market offering program and of repurchases under the share repurchase program; changes in business, market, financial, political and regulatory conditions; risks relating to the Company’s operations and business, including the highly volatile nature of the price of Solana and other cryptocurrencies and the incurrence of indebtedness, including the risk that declines in the price of SOL pledged as collateral could require the Company to post additional collateral or repay borrowings; the risk that the price of the Company’s common stock may be highly correlated to the price of the digital assets that it holds; risks related to the performance and expected return of the companies and projects in which the Company has invested, including that such investments may decline in value or become worthless; risks related to increased competition in the industries and markets in which the Company does and will operate (including the applicable digital assets market); risks relating to significant legal, commercial, regulatory and technical uncertainty regarding digital assets generally, including potential changes in regulatory treatment or new regulations that could adversely affect the Company’s strategy; cybersecurity and custody risks relating to the Company’s digital asset holdings; risks relating to the treatment of digital assets for U.S. federal and state and foreign tax purposes; and other risks and uncertainties described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2025 and subsequent filings with the Securities and Exchange Commission. The forward-looking statements in this press release speak only as of the date of this document, and the Company undertakes no obligation to update or revise any of these statements, whether as a result of new information, future events or otherwise, except as required by law.

Contacts

Media Contact

comms@forwardindustries.com

Investor Relations Contact

Sean Mansouri, CFA / Aaron D’Souza

Elevate IR

(720) 330-2829

ir@forwardindustries.com

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